Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

FOX REPORTS FIRST QUARTER FISCAL 2020

REVENUES OF $2.67 BILLION, AN INCREASE OF 5%

NET INCOME OF $513 MILLION,

EARNINGS PER SHARE OF $0.80

ADJUSTED EBITDA OF $856 MILLION, AN INCREASE OF 12%

ADJUSTED EARNINGS PER SHARE OF $0.83

NEW YORK, NY, November 6, 2019 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended September 30, 2019.

The Company reported total quarterly revenues of $2.67 billion, a 5% increase from the $2.54 billion of revenues in the prior year quarter. The increase in revenues included affiliate revenue growth of 4%, driven by a 14% increase at the Television segment, partially offset by a 2% decline in advertising revenues. The Company also reported a 65% increase in other revenues, reflecting growth at both the Television and Cable Network Programming segments and higher revenues associated with the operations of the FOX Studios Lot for third parties.

Quarterly net income decreased to $513 million from the $615 million in the prior year quarter primarily due to a higher unrealized gain recognized in Other, net in the prior year quarter related to the change in fair value of the Company’s investment in Roku, Inc. Quarterly net income attributable to Fox Corporation stockholders decreased to $499 million ($0.80 per share) compared to $604 million ($0.97 per share) in the prior year quarter.

Quarterly Adjusted EBITDA1 of $856 million was 12% higher than the prior year quarter driven by higher contributions at the Television and Cable Network Programming segments. Adjusted net income attributable to Fox Corporation stockholders2 was $521 million ($0.83 per share), 3% higher than the $507 million ($0.82 per share) adjusted result in the prior year quarter.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“Fox Corporation’s first full fiscal year is off to a solid start. The Company delivered strong financial results in the quarter and we are making tremendous progress on the operational goals and strategic initiatives that we outlined at our Investor Day in May. As just one example, we’ve seen our programming investments in the FOX Network deliver ratings growth, including The Masked Singer, WWE Friday Night Smackdown, Thursday Night Football and the NFL on FOX. At the same time, we have successfully renewed distribution agreements with many of our largest partners that reflect the strength of our brands. This progress gives us further confidence in the Company’s differentiated strategy and our ability to deliver long-term value for our shareholders.”

[1]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 1 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.
[2]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 2 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,

	2019	2018

	$ Millions

Revenues by Component:

Affiliate fee	$1,394	$1,337

Advertising	1,041	1,063

Other	232	141

Total revenues	$2,667	$2,541

Segment Revenues:

Cable Network Programming	$1,285	$1,265

Television	1,356	1,277

Other, Corporate and Eliminations	26	(1)

Total revenues	$2,667	$2,541

Segment EBITDA:

Cable Network Programming	$684	$633

Television	251	171

Other, Corporate and Eliminations	(79)	(43)

Adjusted EBITDA[3]	$856	$761

Depreciation and amortization:

Cable Network Programming	$13	$11

Television	15	26

Other, Corporate and Eliminations	22	6

Total depreciation and amortization	$50	$43

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 1 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,

	2019	2018

	$ Millions

Revenues

Affiliate fee	$939	$939

Advertising	254	264

Other	92	62

Total revenues	1,285	1,265

Operating expenses	(520)	(541)

Selling, general and administrative	(90)	(101)

Amortization of cable distribution investments	9	10

Segment EBITDA	$684	$633

Cable Network Programming reported quarterly segment revenues of $1.29 billion, an increase of $20 million or 2% from the amount reported in the prior year quarter, primarily due to an increase in other revenues. Other revenues increased $30 million or 48%, driven by revenues generated from pay-per-view boxing and higher sports sublicensing revenues. Affiliate revenues were flat as contractual price increases were offset by net subscriber declines. Advertising revenues decreased $10 million or 4%, including the impact of fewer FIFA World Cup matches and the absence of Ultimate Fighting Championship content in the current quarter.

Cable Network Programming reported quarterly segment EBITDA of $684 million, an increase of $51 million or 8% from the amount reported in the prior year quarter due to the revenue increases noted above and lower expenses. The decrease in expenses was primarily due to lower sports programming rights amortization and production costs at FOX Sports, including the impact of fewer FIFA World Cup matches and the absence of Ultimate Fighting Championship content in the current quarter.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

TELEVISION

	Three Months Ended September 30,

	2019	2018

	$ Millions

Revenues

Advertising	$787	$799

Affiliate fee	455	398

Other	114	80

Total revenues	1,356	1,277

Operating expenses	(943)	(951)

Selling, general and administrative	(162)	(155)

Segment EBITDA	$251	$171

Television reported quarterly segment revenues of $1.36 billion, an increase of $79 million or 6% from the amount reported in the prior year quarter due to increases in affiliate and other revenues, partially offset by a decline in advertising revenues. Affiliate revenues increased $57 million or 14% due to increases in programming fees from third-party FOX affiliates and higher average rates per subscriber for the Company’s owned and operated stations. Other revenues increased $34 million or 43%, primarily due to higher digital content licensing revenues and the consolidation of Bento Box. Advertising revenues decreased $12 million or 2% as higher entertainment advertising revenues at the FOX Network, including the broadcast of the 71st Annual Primetime Emmy Awards, were more than offset by the absence of prior year midterm political advertising revenues and fewer FIFA World Cup matches in the current quarter.

Television reported quarterly segment EBITDA of $251 million, an increase of $80 million or 47% from the amount reported in the prior year quarter due to the revenue increases noted above and expenses that were in line with those in the prior year quarter.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

DISTRIBUTION

On March 19, 2019, the Company became a standalone publicly traded company through the pro rata distribution by Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”) of all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that were subsidiaries of 21CF) (the “Distribution”) in accordance with the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, by and between 21CF and 21CF Distribution Merger Sub, Inc. Following the Distribution, approximately 354 million and approximately 266 million shares of the Company’s class A common stock and class B common stock, respectively, began trading independently on The Nasdaq Global Select Market. In connection with the Distribution, the Company entered into the Separation and Distribution Agreement, dated as of March 19, 2019 with 21CF, which effected the internal restructuring (the “Separation”) whereby 21CF transferred to FOX a portfolio of 21CF’s news, sports and broadcast businesses, including FOX News Media (consisting of FOX News and FOX Business), FOX Entertainment, FOX Sports, FOX Television Stations, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network, and certain other assets, and FOX assumed from 21CF the liabilities associated with such businesses and certain other liabilities. The Separation and the Distribution were effected as part of a series of transactions contemplated by the Amended and Restated Merger Agreement and Plan of Merger, dated as of June 20, 2018, by and among 21CF, The Walt Disney Company (“Disney”) and certain subsidiaries of Disney, pursuant to which, among other things, 21CF became a wholly-owned subsidiary of Disney.

BASIS OF PRESENTATION

The Unaudited Consolidated and Combined Financial Statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

The Company became a separate consolidated group as a result of the Distribution, and the Company’s financial statements for the three months ended September 30, 2019 and as of September 30, 2019 and June 30, 2019 are presented on a consolidated basis. Prior to the Distribution, the Company’s financial statements were derived from the unaudited consolidated financial statements and accounting records of 21CF. The Company’s financial statements for the three months ended September 30, 2018 (the “Unaudited Combined Financial Statements”) are presented on a combined basis as the Company was not a separate consolidated group prior to the Distribution. These financial statements reflect the combined historical results of operations and cash flows of 21CF’s domestic news, national sports and broadcast businesses and certain other assets and liabilities associated with such businesses.

The Unaudited Combined Statement of Operations for the three months ended September 30, 2018 includes allocations for certain support functions that were provided on a centralized basis within 21CF prior to the Distribution and not recorded at the business unit level, such as certain expenses related to finance, legal, insurance, information technology, compliance and human resources management activities, among others. 21CF did not routinely allocate these costs to any of its business units. These expenses were allocated to FOX on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined revenues, headcount or other relevant measures. Management believes the assumptions underlying the Unaudited Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from 21CF, are reasonable. Nevertheless, the Unaudited Combined Financial Statements may not include all of the actual expenses that would have been incurred by FOX and may not reflect FOX’s consolidated results of operations and cash flows had it been a standalone company during the entirety of the periods presented. Actual costs that would have been incurred if FOX had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Unaudited Combined Statement of Operations includes a corporate allocation of approximately $75 million for the three months ended September 30, 2018 in Selling, general and administrative expenses.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS:

Joe Dorrego, Investor Relations 212-852-7856	Hope Hicks, Press Inquiries 310-369-1212
Dan Carey, Investor Relations 212-852-7955	Megan Klein, Press Inquiries 310-369-1363

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,

	2019	2018

	$ Millions, except per share amounts

Revenues	$2,667	$2,541

Operating expenses	(1,468)	(1,491)

Selling, general and administrative	(352)	(299)

Depreciation and amortization	(50)	(43)

Impairment and restructuring charges	(9)	-

Interest expense	(90)	(16)

Interest income	17	-

Other, net	(15)	139

Income before income tax expense	700	831

Income tax expense	(187)	(216)

Net income	513	615

Less: Net income attributable to noncontrolling interests	(14)	(11)

Net income attributable to Fox Corporation stockholders	$499	$604

Weighted average shares:	624	621

Net income attributable to Fox Corporation stockholders per share:	$0.80	$0.97

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	June 30, 2019

	$ Millions

Assets:

Current assets:

Cash and cash equivalents	$3,340	$3,234

Receivables, net	2,108	1,967

Inventories, net	1,463	1,129

Other	138	148

Total current assets	7,049	6,478

Non-current assets:

Property, plant and equipment, net	1,314	1,313

Intangible assets, net	2,848	2,851

Goodwill	2,707	2,691

Deferred tax assets	4,485	4,651

Other non-current assets	2,131	1,525

Total assets	$20,534	$19,509

Liabilities and Equity:

Current liabilities:

Accounts payable, accrued expenses and other current liabilities	$1,890	$1,712

Total current liabilities	1,890	1,712

Non-current liabilities:

Borrowings	6,752	6,751

Other liabilities	1,355	899

Redeemable noncontrolling interests	207	189

Commitments and contingencies

Equity:

Class A common stock, $0.01 par value	4	4

Class B common stock, $0.01 par value	3	3

Additional paid-in capital	9,921	9,891

Retained earnings	696	357

Accumulated other comprehensive loss	(304)	(308)

Total Fox Corporation stockholders’ equity	10,320	9,947

Noncontrolling interests	10	11

Total equity	10,330	9,958

Total liabilities and equity	$20,534	$19,509

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,

	2019	2018

	$ Millions

Operating Activities:

Net income	$513	$615

Adjustments to reconcile net income to cash provided by operating activities

Depreciation and amortization	50	43

Amortization of cable distribution investments	9	10

Impairment and restructuring charges	9	-

Equity-based compensation	27	-

Other, net	15	(139)

Deferred income taxes	165	72

Change in operating assets and liabilities, net of acquisitions and dispositions

Receivables and other assets	(79)	(100)

Inventories net of program rights payable	(358)	(202)

Accounts payable and other liabilities	(149)	(52)

Net cash provided by operating activities	202	247

Investing Activities:

Property, plant and equipment	(39)	(42)

Purchase of investments	-	(100)

Other investing activities, net	(1)	(65)

Net cash used in investing activities	(40)	(207)

Financing activities:

Net transfers from Twenty-First Century Fox, Inc.	-	229

Other financing activities, net	(56)	(13)

Net cash (used in) provided by financing activities	(56)	216

Net increase in cash and cash equivalents	106	256

Cash and cash equivalents, beginning of year	3,234	2,500

Cash and cash equivalents, end of period	$3,340	$2,756

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

NOTE 1 – ADJUSTED EBITDA

Beginning with the announcement of the Company’s financial results for the first quarter of fiscal 2020, the Company has renamed as “Adjusted EBITDA” the measure that it had previously referred to as “Total Segment EBITDA” and, prior to the announcement of the Company’s financial results for the third quarter of fiscal 2019, as “Total Segment OIBDA.” The definition of this measure has not changed: Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated and Combined Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30,

	2019	2018

	$ Millions

Net income	$513	$615

Add:

Amortization of cable distribution investments	9	10

Depreciation and amortization	50	43

Impairment and restructuring charges	9	-

Interest expense	90	16

Interest income	(17)	-

Other, net	15	(139)

Income tax expense	187	216

Adjusted EBITDA	$856	$761

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2019

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments in Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2019 and 2018:

	Three Months Ended

	September 30, 2019		September 30, 2018

	Income	EPS	Income	EPS

	$ Millions, except per share data

Net income	$513		$615

Less: Net income attributable to noncontrolling interests	(14)		(11)

Net income attributable to Fox Corporation stockholders	$499	$0.80	$604	$0.97

Impairment and restructuring charges	9	0.01	-	-

Other, net[4]	12	0.02	(139)	(0.22)

Tax provision	1	-	42	0.07

As adjusted	$521	$0.83	$507	$0.82

[4]	Other, net presented above excludes equity losses of affiliates.